UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2012

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2012, TIBCO Software Inc. (“TIBCO”) entered into an indenture (the “Indenture”) by and between TIBCO and U.S. Bank National Association, as trustee relating to the issuance by TIBCO of $600 million aggregate principal amount of its 2.25% Convertible Senior Notes due 2032 (the “Notes”). The Indenture and the form of global note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K. The Notes bear interest at a rate of 2.25% per year on the principal amount, accruing from April 23, 2012. Interest is payable semiannually in arrears in cash on May 1 and November 1 of each year, beginning on November 1, 2012. The Notes will mature on May 1, 2032, subject to earlier repurchase, redemption or conversion.

The Notes are convertible at an initial conversion rate of 19.7750 shares of TIBCO’s common stock, par value $0.001 per share (the “Common Stock”), per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $50.57 per share of common stock. Holders may only convert Notes at any time prior to the close of business on the business day immediately preceding February 1, 2032, and other than during the period from, and including, February 1, 2017 to the close of business on the business day immediately preceding May 5, 2017, under the following circumstances: (1) if the Notes are called for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; (2) during any fiscal quarter commencing after the fiscal quarter ending on September 2, 2012 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (3) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of a share of Common Stock and the conversion rate on each such trading day; and (4) upon the occurrence of specified corporate events. On and after February 1, 2017 to the close of business on the business day immediately preceding May 5, 2017, and on or after February 1, 2032 until the close of business on the business day immediately preceding the maturity date, holders may convert Notes at any time, regardless of the foregoing circumstances. If a holder elects to convert its Notes in connection with a make-whole change in control, as that term is defined in the Indenture, TIBCO will, in certain circumstances, pay a make-whole change in control premium by increasing the conversion rate for Notes converted in connection with such make-whole change in control.

TIBCO may not redeem the Notes prior to May 5, 2017. On or after May 5, 2017, TIBCO may redeem for cash all or part of the Notes. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including any additional interest to, but excluding the redemption date. Holders may require TIBCO to repurchase all or a portion of their Notes on May 5, 2017, May 1, 2022 and May 1, 2027 at a cash repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date.

In the event of a fundamental change, as defined in the Indenture, the holders may require TIBCO to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

Upon conversion, TIBCO will deliver an amount of cash and a number of shares of Common Stock, if any, equal to the sum of the daily settlement amounts for each daily volume weighted average price in the 35 day observation period for such Note.

The Notes are TIBCO’s general, unsecured obligations and are effectively subordinated in right of payment to all of TIBCO’s existing and future secured debt, to the extent of the value of the assets securing such debt, and are structurally subordinated to all indebtedness and other liabilities of TIBCO’s subsidiaries. The Indenture does not limit the amount of indebtedness that TIBCO or any of its subsidiaries may incur.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes:

•	TIBCO’s failure to pay when due and payable the principal on any of the Notes at stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

•	TIBCO’s failure to pay interest, including any additional interest, on any of the Notes for 30 days after the date when due;

•	TIBCO’s failure to give timely notice of a fundamental change when due;

•	TIBCO’s failure to comply with its obligation to convert the Notes upon exercise of a holder’s conversion right in accordance with the Indenture;

•	TIBCO’s failure to comply with its obligations under the Indenture related to certain consolidations, mergers, sales, conveyances or leases;

•	TIBCO’s failure to comply with any other agreement under the Indenture or in the Notes for a period of 60 days after receiving notice of such failure as required by the Indenture;

•

A failure to pay when due by TIBCO or any of its significant subsidiaries, after the expiration of any applicable grace period, of principal of or interest on indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $50 million or more (or a foreign currency equivalent), or a default that results in the acceleration of maturity of any indebtedness for borrowed money of TIBCO or any of its significant subsidiaries in an aggregate amount in excess of $50 million (or its foreign currency equivalent), in each case, if both (i) such indebtedness is not discharged and (ii) such acceleration is not rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to TIBCO as required by the Indenture;

•	Certain events of bankruptcy, insolvency or reorganization with respect to TIBCO or any significant subsidiary.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and related global note, which are included as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the Notes and Indenture described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, TIBCO issued $600,000,000 aggregate principal amount of Notes to the initial purchasers on April 23, 2012 in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are convertible into cash and shares of Common Stock, if any, as described above.

TIBCO offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers are initially offering the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. TIBCO relied on these exemptions from registration based in part on representations made by the initial purchasers.

The Notes and Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 26, 2012, TIBCO’s stockholders voted on the following four matters and cast their votes as described below:

(1)	The election of six members to the Board of Directors to serve until TIBCO’s next annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	The approval of the amendment and restatement of TIBCO’s 2008 Equity Incentive Plan;

(3)	The approval, on an advisory basis, of the compensation of TIBCO’s Named Executive Officers; and

(4)	The ratification of the appointment of PricewaterhouseCoopers LLP as TIBCO’s independent auditors for the fiscal year ending November 30, 2012.

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal I – Election of Directors

TIBCO’s stockholders elected six members to the Board of Directors to serve until TIBCO’s next annual meeting of stockholders or until their successors are duly elected and qualified as set forth below:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Vivek Y. Ranadivé	134,518,089	7,566,942	12,282,396
Nanci E. Caldwell	138,216,721	3,868,310	12,282,396
Eric C.W. Dunn	137,351,214	4,733,817	12,282,396
Narendra K. Gupta	137,545,843	4,539,188	12,282,396
Peter J. Job	136,590,306	5,494,725	12,282,396
Philip K. Wood	135,714,718	6,370,313	12,282,396

Proposal II – Approval of the amendment and restatement of TIBCO’s 2008 Equity Incentive Plan

TIBCO’s stockholders approved the amendment and restatement if TIBCO’s 2008 Equity Incentive Plan as set forth below:

For	Against	Abstain	Broker Non-Votes
129,313,428	12,725,223	46,380	12,282,396

Proposal III – Approval, on an advisory basis, of the compensation of TIBCO’s Named Executive Officers

TIBCO’s stockholders cast their votes with respect to the advisory vote on approval of the compensation of TIBCO’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Votes
141,131,040	863,116	90,875	12,282,396

Proposal IV – Ratification of the Appointment of PricewaterhouseCoopers LLP as TIBCO’s Independent Auditors for the Fiscal Year Ending November 30, 2012

TIBCO’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as TIBCO’s independent auditors for the fiscal year ending November 30, 2012 as set forth below:

For	Against	Abstain	Broker Non-Votes
149,631,381	4,692,510	43,536	0

Item 8.01 Other Events.

Common Stock

In connection with the sale of the Notes, on April 23, 2012, TIBCO repurchased 3,648,488 shares of its Common Stock at a price of $33.16 per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Indenture between TIBCO and U.S. Bank National Association, dated as of April 23, 2012.

4.2	Form of 2.25% Convertible Senior Note due May 1, 2032 (included in Exhibit 4.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: April 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture between TIBCO and U.S. Bank National Association, dated as of April 23, 2012.

4.2	Form of 2.25% Convertible Senior Note due May 1, 2032 (included in Exhibit 4.1 hereto).